UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 21, 2020

AVX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	AVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 21, 2020, AVX Corporation, a Delaware corporation (“AVX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kyocera Corporation, a joint stock corporation incorporated under the laws of Japan (“Kyocera”), and Arch Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Kyocera (“Merger Sub”). Kyocera is currently the owner of approximately 72% of the outstanding shares of common stock, $0.01 par value, of AVX (the “Shares”).

On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will commence an all-cash tender offer (the “Offer”) for any and all of the outstanding Shares which Kyocera does not own at a price of $21.75 per Share, net to the seller in cash, without interest (the “Offer Price”). Under the Merger Agreement, Merger Sub is required to commence the Offer within ten business days after the date of the Merger Agreement. The Offer will remain open for a minimum of 20 business days from the date of commencement. Kyocera has announced that they expect the transaction to be consummated at the end of the fourth quarter of Kyocera’s fiscal year ending in March 2020.

Following the completion of the Offer, Merger Sub will merge with and into AVX (the “Merger”), with AVX surviving the Merger as a wholly owned subsidiary of Kyocera, pursuant to Section 251(h) of the Delaware General Corporation Law, as amended. The Merger will be effected as soon as practicable following the acceptance for purchase by Merger Sub of Shares validly tendered and not withdrawn pursuant to the Offer, without a vote by stockholders of AVX. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than certain excluded Shares or Shares irrevocably accepted for purchase pursuant to the Offer) will be converted into the right to receive the Offer Price.

The Merger Agreement has been unanimously approved by AVX’s Board of Directors (the “Board of Directors”), acting upon the recommendation of a special committee (the “Special Committee”) of the Board of Directors consisting solely of directors not affiliated with Kyocera.

At the Effective Time, (1) all options to purchase Shares will be cancelled and the holders will be entitled to receive the excess (if any) of the Offer Price over the exercise price per Share for each Share underlying such options (assuming full vesting of all options), less applicable withholding taxes, and (2) all awards of restricted stock units of AVX will be cancelled and the holders will be entitled to receive the Offer Price in respect of Share subject to the award (assuming full vesting of all such awards), less applicable withholding taxes.

Merger Sub’s obligation to purchase Shares validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or, where permissible, waiver, of customary closing conditions, including (i) the Merger Agreement remaining in effect, (ii) the absence of any pending proceeding investigating, challenging or seeking to make illegal the Offer or the Merger, or seeking to restrain, condition or prohibit Kyocera’s ownership or operation of all or a material portion of the business or assets of AVX and its subsidiaries, taken as a whole, or to compel Kyocera to make divestitures that would reasonably be expected to have a material adverse effect on AVX or Kyocera, (iii) the absence of any action taken, or law enacted, by a governmental authority prohibiting the Offer or the Merger, (iv) the accuracy of the representations and warranties of AVX contained in the Merger Agreement (subject to certain materiality standards), and (v) AVX’s material compliance with its covenants and agreements contained in the Merger Agreement. There is no minimum tender condition.

Pursuant to and subject to the terms and conditions of the Merger Agreement, AVX has agreed, among other things, (1) to use its reasonable best efforts to conduct its business in the ordinary course consistent with past practice; (2) subject to certain customary exceptions set forth in the Merger Agreement to permit the Board of Directors to comply with its fiduciary duties, to recommend that AVX’s stockholders accept the Offer and tender all of their shares pursuant to the Offer; (3) not to solicit alternative acquisition proposals; and (4) to certain restrictions on its ability to respond to any unsolicited acquisition proposals. The Merger Agreement also contains customary representations, warranties and covenants of each of AVX, Kyocera and Merger Sub.

The Merger Agreement contains certain customary termination rights for both AVX and Kyocera. In addition, AVX may terminate the merger agreement following a change in the Board of Directors’ recommendation in favor of the Offer in connection with the receipt of a “Superior Proposal” (as defined in the Merger Agreement), and Kyocera may terminate the Merger Agreement due to a change in the Board of Directors’ recommendation in favor of the Offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated into this Item 1.01 by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the AVX, Kyocera or Merger Sub. In particular, the representations, warranties and covenants contained in the Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were made solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the AVX or Kyocera. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about AVX or Kyocera and their respective subsidiaries that the respective companies include in reports, statements and other filings they make, including filings that AVX makes with the U.S. Securities and Exchange Commission (the “SEC”).

Important Additional Information and Where to Find It

The tender offer for the outstanding shares of AVX’s common stock described above has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AVX’s common stock, nor is it a substitute for the tender offer materials that Kyocera and Merger Sub will file with the SEC upon commencement of the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Kyocera and Merger Sub, and, following such filing, a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by AVX, and a Schedule 13E-3 transaction statement will be filed by AVX and certain other persons, including Kyocera. The offer to purchase shares of AVX’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF AVX’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the exchange agent for the tender offer that will be named in the tender offer statement. Copies of AVX’s filings with the SEC may be obtained free of charge at the “Investors” section of AVX’s website at http://www.avx.com or by directing a request to: AVX Corporation, 1 AVX Boulevard, Fountain Inn, South Carolina 29644.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements, including statements relating to the proposed acquisition of AVX by Kyocera and other matters, that are not historical facts. Statements in this news release that relate to future results and events are forward-looking statements based on AVX’s current plans and expectations and are subject to a number of risks and uncertainties that could cause such plans and expectations, including actual results, to differ materially from those described in these forward-looking statements. You should not place undue reliance on these statements. All statements other than statements of historical fact, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (b) the failure of the proposed tender offer or merger to close for any other reason; (d) risks related to disruption of management’s attention from AVX’s ongoing business operations due to these transactions; (e) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against AVX and others relating to the merger agreement; (f) the risk that the pendency of the proposed tender offer and merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed tender offer and merger; (g) the effect of the announcement of the proposed tender offer and merger on AVX’s relationships with its customers, operating results and business generally; and (h) the amount of the costs, fees, expenses and charges related to the proposed transactions under the merger agreement. You should consider these factors carefully in evaluating the forward-looking statements. Many of these risks and uncertainties are beyond AVX’s control. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements. Important factors that could result in such differences, in addition to other factors noted with such forward-looking statements, are discussed in AVX’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which was filed with the SEC on May 17, 2019, under the heading “Item 1A. Risk Factors,” and in any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by AVX with the SEC. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. AVX disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this news release or otherwise, except as expressly required by law, and such information included in this news release is based on information currently available and may not be reliable after this date.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are included with this Report:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2020, by and among AVX Corporation, Kyocera Corporation and Arch Merger Sub Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020

AVX CORPORATION

By:	/s/ Michael Hufnagel

Name:	Michael Hufnagel
Title:	Senior Vice President,
Chief Financial Officer
and Treasurer